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Exhibit 21

                 Subsidiaries of ACT Teleconferencing, Inc.

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
                                                      Jurisdiction of
            Name                                      Incorporation
            ----                                      ----------------
ACT Teleconferencing Services, Inc.,
formerly ACT Capital, Inc.                            Minnesota, USA

ACT VideoConferencing, Inc.,
formerly NBS, Inc.                                    Minnesota, USA

ACT Research, Inc.                                    Colorado, USA

ACT Teleconferencing Canada Inc.                      Canada

ACT Teleconferencing Limited                          United Kingdom

ACT Business Solutions Limited,
formerly Multimedia and Teleconferencing
Services Limited                                      United Kingdom

ACT Teleconferencing France SA                        France

ACT Teleconferencing GmbH                             Germany

ACT Teleconferencing BV                               Netherlands

ACT Teleconferencing Belgium SA                       Belgium

ACT Teleconferencing (Pty) Limited                    Australia

ACT Teleconferencing Hong Kong Limited                Hong Kong

ACT Teleconferencing of Bermuda Limited               Bermuda

ACT Teleconferencing Singapore PTE Limited            Singapore